Exhibit 99.1

LIFEVANTAGE PROVIDES CORPORATE UPDATE

—    Announces Adoption of Rule 10b5-1 Stock Repurchase Plan

—    Anticipates Approval of Warrant Amendment to Remove Price-Based Anti-dilution Provisions

—    Outlines Operational & Strategic Accomplishments and Guidance for 2012

Salt Lake City, UT, December 19, 2011, LifeVantage Corporation (OTCBB: LFVN), makers of Protandim®, the Nrf2 Synergizer™ patented dietary supplement, announced today that the Company has entered into a pre-arranged stock repurchase plan under which it may repurchase shares of its common stock as part of its previously announced authorization to repurchase up to $5 million in shares of its common stock. LifeVantage further announced that it anticipates receiving approval to amend certain warrants to remove the price-based anti-dilution provisions contained therein, reiterated fiscal 2012 revenue and operating income guidance and outlined expectations for continued operational and strategic progress into 2012.

The Company’s stock repurchase plan will operate in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. Accordingly, transactions, if any, will be effected in accordance with the terms of the stock repurchase plan, including specified price, volume and timing conditions. The shares that may be purchased under the stock repurchase plan will be applied against and subject to the conditions of the repurchase authorization previously announced by LifeVantage on September 6, 2011.

Douglas C. Robinson, the Company’s Chief Executive Officer, stated, “We are pleased to announce that LifeVantage has entered into a Rule 10b5-1 share repurchase plan, under which we may repurchase shares under our previously announced Board-approved repurchase authorization of up to $5 million in shares. In addition, as we look toward the end of calendar year 2011, we are proud to reflect on the significant improvements and accomplishments LifeVantage has made over the past 12 months. We will enter the new calendar year a much stronger company with significantly greater financial stability and operational maturity as compared to a year ago.”

Offer To Modify Warrants

LifeVantage recently filed a tender offer document with the SEC and initiated a tender offer for the purpose of amending certain of its warrants to remove the price-based anti-dilution provision contained in those warrants and to extend the period during which those warrants may be exercised by 30 days. The Company expects that as of 9:00 p.m., Eastern time, on December 29, 2011, which is the time the tender offer expires, it will have received the requisite approvals such that all of the warrants covered by the tender offer will be amended. If these warrants are amended as expected, the Company will no longer be required to account for these warrants as a derivative liability as currently required under U.S. GAAP.

With this expected effectiveness of these warrant modifications, paired with the expiration of certain other warrants in March and April 2012, the Company will be removing all derivative warrant liabilities from its balance sheet and eliminating the quarterly changes in fair value of these warrants from its income statement. With these changes, the Company believes that its financial statements will more closely reflect its operating performance.

Operational and Strategic Accomplishments

These expected improvements to the transparency of LifeVantage’s financial statements will be the most recent step in two years of concerted efforts to improve the Company’s financial performance and stability and to position the Company to support continued growth. In early fiscal 2011, the Company achieved positive cash flow from operations. Since that point, LifeVantage has announced sequential growth in both revenue and operating profit in every quarter.

In addition, during the quarter ended June 30, 2011, the Company elected to redeem all of its outstanding convertible debentures, which resulted in holders of such convertible debentures voluntarily converting their debt into shares of common stock. This eliminated recurring interest expense and removed all long- and short-term debt from the Company’s balance sheet.

During the recent first quarter fiscal 2012, the Company’s revenue increased to $20.1 million, a 214% improvement compared to the prior year period, and its operating income improved to $3.4 million. LifeVantage also ended the first quarter fiscal 2012 with $9.4 million in cash, an increase of $3 million from year-end fiscal 2011, and no debt, demonstrating its ability to maintain strong quarterly revenue growth while increasing its operating margin and building its cash position.

Concurrent with this growth, LifeVantage has been making significant, strategic additions to its management team over the course of the past several months, including the appointments of Douglas C. Robinson as Chief Executive Officer in March 2011 and Dr. Joe M. McCord as Chief Science Officer. The Company expects to continue to add experienced and strategically important members to its team, with a goal of driving continued and well managed growth.

Douglas C. Robinson, the Company’s Chief Executive Officer, added, “Calendar year 2011 has been a tremendous year for LifeVantage, and we are excited to continue that positive momentum into calendar 2012. Making the necessary improvements to our financial position by reducing non-cash, non-operational expenses is a key hurdle we need to cross in order to take our company to the next level. We believe that the strong performance of our business was not fully reflected in our financial statements, and we recognize this masked our operational results. We appreciate the loyal support of our shareholders throughout our continued efforts to improve our performance and results.”

Fiscal 2012 Outlook

In support of its strategic and tactical business plan and progress to-date, the Company reiterated its previous guidance for fiscal 2012. LifeVantage expects to generate revenue in a range of $95 million to $105 million, a significant increase from $38.9 million in revenue in fiscal 2011. Further, the Company expects to generate operating income in a range of $11.4 million to $14.7 million, and an operating margin of 12% to 14%, which represents a 250 to 450 basis point improvement from operating margin of 9.5% in fiscal 2011.

For the remaining two quarters of fiscal year 2012, the Company’s financial and operational goals include significant investment in its infrastructure and increasing personnel in corporate administration, finance, marketing, operations, sales and R&D. This will provide the necessary platform for the Company to continue its organic growth and to position it for entering new markets. Additionally, LifeVantage is looking forward to continued scientific publications, and to introducing complementary products to its markets.

In its dedication to continue to expand and move the Company forward, the Board of Directors recently nominated four new director candidates for election by the Company’s stockholders. If elected, these directors would add diverse and deep leadership experience to the Board. The Company believes that the changes made and underway will position it as an up-and-coming company to watch in its industry and a credible leader with a reputation for strong operational and financial performance.

And finally, this outlook for fiscal 2012 underscores the maturation of the Company and its improved position as it considers a move onto a national stock exchange listing. Against the backdrop of measured operational performance, an improving balance sheet, enhanced corporate governance and investor communication, the Company believes that listing on a national exchange would be a significant enhancement to shareholder value. The Company expects that once all derivative warrant liabilities have been eliminated from its balance sheet, its stockholder’s equity would meet the minimum requirements for initial listing on a national stock exchange. In that case, the remaining initial listing requirement to be satisfied would be to meet the minimum share price requirements. As the Company evaluates the benefits and optimal timing of listing on a national exchange, its management team is considering various alternatives, including the possibility of seeking approval for a reverse stock split, which would significantly accelerate the Company’s ability to meet the minimum initial listing requirements and achieve the benefits of listing on a national exchange.

Mr. Robinson concluded, “We are very excited about our outlook for fiscal 2012 and beyond. While we have grown rapidly in the last couple years, the opportunities ahead continue to be robust. We look forward to achieving strong growth and profitability while continuing to help many people improve their health and wellness through the science of Protandim®.”

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO MODIFY ANY OF THE OUTSTANDING WARRANTS OF LIFEVANTAGE CORPORATION. THE TENDER OFFER DESCRIBED IN THIS PRESS RELEASE IS BEING MADE ONLY PURSUANT TO THE OFFER TO MODIFY AND CONSENT SOLICITATION STATEMENT IN RESPECT OF WARRANTS DATED NOVEMBER 29, 2011 (THE “OFFER TO MODIFY”), AND RELATED MATERIALS THAT LIFEVANTAGE CORPORATION HAS

DISTRIBUTED TO THE HOLDERS OF SUCH WARRANTS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOLDERS OF SUCH WARRANTS SHOULD READ CAREFULLY THE OFFER TO MODIFY AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE OFFER. HOLDERS OF SUCH WARRANTS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE OFFER.

About LifeVantage Corporation

LifeVantage, (OTCBB: LFVN), makers of Protandim®, the Nrf2 Synergizer™ patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that promises to transform wellness and anti-aging internally and externally with products that reduce oxidative stress at the cellular level. The Company was founded in 2003 and currently has operations in both Salt Lake City, Utah and San Diego, CA. For more information, visit www.LifeVantage.com.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the potential failure or unintended negative consequences of the implementation of the Company’s network marketing sales channel; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the potential for third party and governmental actions involving the Company’s network marketing sales channel; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors”, and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

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Investor Relations Contact:

Cindy England (801) 432-9036

Director of Investor Relations

-or-

John Mills (310) 954-1105

Senior Managing Director, ICR, LLC